PAGE 49

 EXHIBIT 11.1


                                META Group, Inc.

                      EXHIBIT TO ANNUAL REPORT ON FORM 10-Q

                   Computation of Net Income Per Common Share


                                                       For the three months ended   For the nine months ended
                                                              September 30,                       September 30,
-------------------------------------------------------------------------------------------------------------------------
                                                           1998             1997               1998              1997
                                                       ------------- -- --------------    --------------- -- ------------

Net income ......................................        $2,356,000        $1,570,000         $5,971,000        $3,875,000
                                                         ==========        ==========         ==========        ==========

Weighted average number of common and common equivalent shares outstanding:

    Common shares
      outstanding during the period...............       11,350,373        11,043,309         11,254,253        10,734,708

    Common share equivalents -- options
      to purchase common shares...................        1,366,794         1,037,592          1,285,117         1,170,671
                                                         ----------         ---------          ---------         ---------
            Total                                        12,717,167        12,080,901         12,539,370         11,905,379
                                                         ==========        ==========         ==========         ==========

Net income per diluted common share...............         $.19               $.13               $.48              $.33
                                                           ====               ====               ====              ====

Net income per basic common share.................         $.21               $.14               $.53              $.36
                                                           ====               ====               ====              ====